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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 20, 2003 relating to the financial statements and financial statement schedule, which appears in Hifn, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2003. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

San Jose, California

March 5, 2004